Exhibit 10.15

WARNER MUSIC INC.

75 Rockefeller Plaza

New York, New York 10019

December 13, 2013

Paul M. Robinson

Dear Paul:

Please refer to the employment agreement between Warner Music Inc. (Company”) and you dated February 11, 2011, effective October 1, 2011 (the “Agreement”).

This letter, when countersigned, shall constitute our agreement to amend the Agreement as set forth herein.  Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

Paragraph 3(a) of the Agreement is hereby amended to provide that effective as of January 1, 2014, your salary during and throughout the remainder of the Term shall be $700,000.

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our understanding, please sign below and return this agreement to Company.

WARNER MUSIC INC.
	By:	/s/ Steve Cooper

Accepted and Agreed:

/s/ Paul M. Robinson
Paul M. Robinson